SEC 873 (06/2003)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2002

BIOMASSE INTERNATIONAL, INC.

(Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation)	000-32663 (Commission File Number)	65-0909206 (IRS Employer Identification No.)

38-10 PLACE DU COMMERCE,SUITE 230, MONTREAL, QUEBEC (Address of principal executive offices)	H3E 1T8 (Zip Code)

Registrant's telephone number, including area code (514) 772-2205

__________________________________________________________

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

Due to the reorganization of the company and its management, Mr. Benoit Dufresne resigned as President and Chairman of the board of Directors for personal reasons.  The effective date of his resignation was November 25, 2002.

Mr. Jean Gagnon resigned as vice-president finance and secretary and treasurer for personal reasons. The effective date of his resignation was November 25, 2002.

Due to the reorganization of the company and its management,  Mr. Abdel Jabbar Abouelouafa has been nominated President and Chairman of the board of directors.  The effective date of his nomination was November 25, 2002.

Mr. Yves Renaud has been nominated vice-president finance and secretary and treasurer and director. The effective date of his nomination was November 25, 2002.

Mr. Abdel Jabbar Abouelouafa, Chairman and President

Abdel Jabbar Abouelouafa holds a degree in administration from Université du Québec at Trois-Rivières. He holds a master degree in second cycle from University of Trois-Rivieres and also had studied for a Ph.D at University of Montreal. Mr Abouelouafa was a teacher and research assistant in research management during 1985-1986 at Université du Québec at Trois-Rivières and 1986-1988 at University of Montreal. In 1988 and 1989 he was director of planning and development for Laboratoires Zunik inc. in Montreal, a corporation with principal activities in computers. In 1989, Mr. Abouelouafa founded, and until 1995 was president, of Omzar Technologies inc. a research company in computers and electronics, which has 60 employees and had $17 million in revenues, annually. In 1994 and 1995 Mr. Abouelouafa became president and chairman of the board of Cap-Tech Communications inc. a public company listed on the Alberta stock exchange and specializing in computer technology as applied to network and communications. From 1996 to 1998 Mr. Abouelouafa acted as strategic counsellor to Sofame Tech, a public corporation on the Alberta Stock Exchange having activities in energy transformation. Since 1999 he has been available to consult for Biomasse International Inc, Newtech Brake Corporation and GIE Technologies Corporation on strategic planning and financial affairs.

The effective date of his nomination was November 25, 2002.

Mr. Yves Renaud, CA, Chief Financial Officer and Director

Mr. Renaud was a Partner in charge of R&D division of the Taxation Department at Grant Thornton, Chartered Accountants, in Montreal. Over the last 25 years, he has been extensively involved in tax and financial consultation. He is a former lecturer at École des H.É.C. in the MBA program. He also lectured in taxation at the same institution from 1980 to 1983, then subsequently at Université du Québec à Montréal (UQAM) from 1983 to 1993 and, lastly, as part of the graduate tax program (Diplôme d’études supérieures spécialisées en fiscalité) (D.É.S.S.) at École des H.É.C. A Canadian Tax Foundation (CTF) Governor from 1994 to 1997, Mr. Renaud was also Chairman of the Tax Committee of the Ordre des Comptables Agréés du Québec (OCAQ) in 1993 and 1994.  Author of a number of articles and books dealing with tax issues, he is a member of the CTF’s forum committee and a member of the R&D steering committee of Canada Customs Revenue Agency.

More recently, Mr. Renaud has been dealing with Venture Capitalists for a number of clients of Grant Thornton involved in High Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMASSE INTERNATIONAL, INC. (Registrant)
Date July 21, 2003	/s/ Abdel Jabbar Abouelouafa ____________________________________ Abdel Jabbar Abouelouafal, President

November 25, 2002

The Board of Directors

Biomasse International Inc.

4720 boul. Royal, suite 103

Trois-Rivières, Qc

G9A 4N1

Members of the Board of Directors,

By this letter and for personal reasons, I resign as President of Biomasse International Inc. and Chairman of the Board of Directors.

/s/ Benoit Dufresne

November 25, 2002

The Board of Directors

Biomasse International Inc.

4720 boul. Royal, suite 103

Trois-Rivières, Qc

G9A 4N1

Members of the Board of Directors,

By this letter and for personal reasons, I resign as Vice-President Finance of Biomasse International Inc. and secretary and treasurer.

/s/ Jean Gagnon